Exhibit T3A-9

STATE OF NEVADA BARBARA K. CEGA VSKE Secretaiy of State KIMBERLEY PERONDI Deputy Secreta1y for Commercial Recordings OFFICE OF THE SECRETARY OF STATE Amanda Connor Connor & Connor PLLC 710 Coronado Center Dr. Suite 121 Henderson, NV 89052 Special Handling Instructions: Charges Description Document Number Articles ofOrganization 20170138740-33 Initial List 20170138741-44 Business License 3/2017- 20170138741-44 3/2018 Total Payments Type Description Filin2 Date/Time 3/30/2017 1 :48:49 PM 3/30/2017 1 :48:53 PM 3/30/2017 1 :48:53 PM Credit 128409~909069279866102603088 Total Amanda Connor Connor & Connor PLLC 710 Coronado Center Dr. Suite 121 Henderson, NV 89052 Commercial Recordings Division 202 N. Carson street Carson City, NV 89701-4201 Telephone (77 5) 684-5708 Fax (77 5) 684- 7138 Job:C20170330-2624 March 30, 2017 Qty Price Amount 1 $75.00 $75.00 1 $150.00 $150.00 1 $200.00 $200.00 $425.00 Amount $425.00 $425.00 Credit Balance: $0.00 Job Contents: LLC Charter(s): File Stamped Copy(s): Business License(s): 1 2 1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (TTS) 684-5708 Website: www.nvsos.gov Articles of Organization Limited-Liability Company (PURSUANT TO NRS CHAPTER 86) US BLACK IN ONLY • DO NOT HtGHUGH 1. Name of Limited- CANNAPUNCH OF NEVADA LLC Llabll lty Company: (must contain apPfoved hm1ted-l b1h y company wording, see ,nstrucllons) 2. Registered [Xj Commercial Registered Agent. DEREK CONNOR Agent for Service Name only of Process: one box) (check D Noncommercial Regist red Agent QB (name and address below) Name of Noncommerci Registered Agent OR Name of Street Address Mailing Address ( I different from street address) 1111111 1111111111 1111111111 1111111111111 Fi ed in the office of Document !-lumber ~,:~ 201701387 40-33 Filing Date and Ti.me Barbara K. Cegavske Secretary of State 03/30/2017 1 :48 PM State of. evada Entity !-lumber E0152772017-7 (~nis doc..u,onL was ~i l c~ oloc !onicallJ. ) ABOV SPACE IS FOR O AC US ONLY Check box ii a Check box I a Serles lJm, ed- Restncted Limited· LlabI'1ty Company liabihty Company □ □ ' .. D omce or Position with Entity (name and address below) itte of Office or 0 her Pos,tion with Entity Nevada City Zip Code ' Nevada City Zip Code 3. Dissolution Latest date upon which the company is to dissolve (if existence is not perpetual): Date: (optional) I 4. Management: Company shall be managed by: IX] Manager(s) OR D Member(s) (required) (check only one box) 5. Name and 1) DANIEL GRIFFIN Address of each Name Manager or - Managing Member: Street 2917 Address E. ALEXANDER RD . City NORTH LAS VEGAS State NV 89030 Zip Code ~ (attach add• 1onal page 1I more than 3) ' 2) Name I ] Street Address City State Zip Code ------, 3) Name ' .. Street Address City State Zip Code 6. Name, Address I dee re, to the best or my knowledge under pen lly or p rJury, that th nlonruillon cont nod h n correct nd ecl<nowlcdg and Signature of that pursuant to NRS 239.330, ii is a category C lelony lo knowingly otter any false or fotged ·nstrumenl for filing in lhe OUlce of Organizer: (attach the Seer tarv ol Stat . X AKA.NOA CONffOR AMANDA CONNOR additional page ii more Name Organ zer Signature han 1 organizer) 710 CORONADO CENTER DR . , SUITE 121 HENDERSON NV 89052 I Address City State Zip Code 7. Certificate of I hereby accept appointment as Registered Agent tor the above named Entity. Acceptance of Appo X DEREK CONNOR l intment of 3/30/2017 Registered Agent: Authorized Slgna1ure or Regfslered Agenl or On Behalf or Registered Agent Entity Date Th,s form must ba accompanied by appropriare fees . evada Sectelary ol Stale NRS 86 DLLC rocles Revised: 10-1-15

LTh1ITED LIABILITY COMP ANY CHARTER I, BARBARA K. CEGA VSKE, the Nevada Secretary of State, do hereby certify that CANNAPUNCH OF NEVADA LLC did on March 30, 2017, file in this office the Articles of Organization for a Limited Liability Company, that said Articles of Organization are now on file and ofrecord in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the laws governing Limited Liability Companies in the State of Nevada. Certified By: Electronic Filing Certificate Number: C20170330-2624 You may verify this certificate online at http://www.nvsos.gov/ IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 30, 2017. ~/(.~~ BARBARA K. CEGA VSKE Secretary of State

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

CANNAPUNCH OF NEVADA LLC | E0152772017-7

NAME OF LIMITED-LIABILITY COMPANY

100403

FOR THE FILING PERIOD OF MAR, 2017 TO MAR, 2018

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

Filed in the office of	Document Number 20170138741-44
Barbara K. Cegavske	Filing Date and Time 03/30/2017 1:48 PM
Secretary of State State of Nevada	Entity Number E0152772017-7

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or managing members. A **Manager, or if none, a Managing Member** of the LLC must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional managers or managing members, attach a list of them to this form.
3. Return completed form with the fee of $150.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ANNUAL LIST FILING FEE: $150.00 LATE PENALTY: $75.00 (if filing late) **BUSINESS LICENSE FEE:** $200.00 LATE PENALTY: $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes
- 001 - Governmental Entity
- 005 - Motion Picture Company
- 006 - NRS 680B.020 Insurance Co.

NAME				
DANIEL GRIFFIN	MANAGER OR MANAGING MEMBER			
ADDRESS	CITY	STATE	ZIP CODE	
2917 E. ALEXANDER RD. , USA	NORTH LAS VEGAS	NV	89030	

NAME			
	MANAGER OR MANAGING MEMBER		
ADDRESS	CITY	STATE	ZIP CODE

NAME			
	MANAGER OR MANAGING MEMBER		
ADDRESS	CITY	STATE	ZIP CODE

NAME			
	MANAGER OR MANAGING MEMBER		
ADDRESS	CITY	STATE	ZIP CODE

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X AMANDA N CONNOR

Signature of Manager, Managing Member or Other Authorized Signature

Title: ATTORNEY

Date: 3/30/2017 1:48:51 PM

Nevada Secretary of State List ManorMem
Revised: 7-1-15

st,CRETARY OF NEVADA STATE BUSINESS LICENSE CANNAPUNCH OF NEVADA LLC Nevada Business Identification# NV20171207815 Expiration Date: March 31, 2018 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 30, 2017 ~K<ttdL., BARBARAK. CEGAVSKE Secretary of State You may verify this license at www.nvsos.gov under the Nevada Business Search. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.